SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 10, 2000

                                  ENZON, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                          0-12957                  22-237286
(State or other jurisdiction            (Commission               (IRS Employer
     of incorporation)                  File Number)             Identification)



                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (732) 980-4500




          (Former name or former address, if changed since last report)



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Item 5. Other Events

     Enzon, Inc. announced that Peter Tombros, (58), President and CEO of Enzon, Inc., has signed a new employment agreement extending his tenure through 2003. Mr. Tombros has advised the Board of Directors that he intends to retire upon completion of this new agreement. Based on Mr. Tombros' decision, the Board has decided to implement a succession plan to ensure strong leadership of the company upon his departure.

     Certain statements made herein related to potential government approvals, market potential, commercialization and sales revenues of medical products and biologics, as well as their therapeutic applications and outcomes, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may differ materially from those set forth in these statements. In addition, the economic, competitive, governmental, technological and other factors identified in Enzon's filings with the Securities and Exchange Commission could affect such results.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 17, 2000

             ENZON, INC.
      ------------------------
            (Registrant)


                                         By: /s/ Kenneth J. Zuerblis
                                             -----------------------------------
                                             Kenneth J. Zuerblis
                                             Vice President,
                                             Finance and Chief Financial Officer

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